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                                      LEASE
                                 BY AND BETWEEN
                           KEY PLASTICS, INC. (LESSOR)
                                       and
                      CONNECTIVITY PRODUCTS, INC. (LESSEE)

       This Lease made the 1st day of June, 1997, between KEY PLASTICS, INC., a Massachusetts corporation having its usual place of business at 233 Florence Street, Leominster, Worcester County, Massachusetts, (hereinafter referred to as the "Lessor"), and CONNECTIVITY PRODUCTS, INC., a Massachusetts corporation having its usual place of business at 680 Mechanic Street, Leominster, Massachusetts, (hereinafter referred to as the "Lessee").

                                   WITNESSETH

       1. Leased Premises. In consideration of the rent and covenants herein reserved and contained on the part of the Lessee to be paid, performed, or observed, and subject to the conditions hereinbelow set forth, the Lessor does hereby demise and lease unto the Lessee, and Lessee does hereby lease from the Lessor, the following premises ("Leased Premises"):

       Approximately 50,000 square feet, consisting of the entire building (the "Building") located at Rear 233 Florence Street, Leominster, Worcester County, Massachusetts, as shown on the floor plan attached hereto.

       2. Term. The term of this lease is five (5) years, commencing June 1, 1997, and terminating May 31, 2002.

       3. Rent. The Lessee shall yield and pay unto the Lessor at 233 Florence Street, Leominster, Massachusetts, or such other place as the Lessor may from time to time designate in writing, the rent of ONE HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED AND NO/100 ($162,500.00) Dollars per year, payable in equally monthly installments in advance as follows: THIRTEEN THOUSAND FIVE HUNDRED FORTY ONE and 67/100 ($13,541.67) Dollars on the first day of June, 1997, together with a like amount on the first day of each successive month thereafter during the term hereof.

       4. Use. It is understood that the Leased Premises shall be used for wire extruding and for no other purpose without the prior written consent of Lessor, which shall not be unreasonably withheld.

       5. Rules and Regulations. The Lessor shall have the right, from time to time, to make reasonable rules and



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regulations for the benefit of all tenants in regard to the Leased Premises and those areas and elevator which are used in common with other tenants.

       6. Operation Outside of Hours. The Lessee shall have a key to its permitted entrance to the building of which the Leased Premises is a part. The Lessee shall have the right, during times of the day and night when the Lessor or other tenants are not conducting business, to enter the building and conduct its business in the Leased Premises provided that the Lessee designates one of its responsible employees, whom the Lessor has approved, as its representative who shall lock and unlock the Leased Premises and the building of which the Leased Premises forms a part. The Lessee agrees to be responsible and liable for any damage or loss caused the Lessee, Lessor, or other tenants of the Lessor during such times due to the negligence or failure of the Lessee or its agent to lock the building of which the Leased Premises forms a part or to take reasonable precautions to see that no unauthorized person enters the building.

       7. Lessor's Covenants. The Lessor warrants that it is the holder of legal title to the Leased Premises and has the right to lease the same. The Lessor also warrants that the Lessee shall peaceably hold and enjoy the Leased Premises without hindrance by the Lessor or by any person claiming by, through, or under the Lessor, provided always, however, that the Lessee shall perform its covenants under this Lease.

       8. Utilities, Real Estate Taxes. Lessor shall, at its expense, pay for all water and sewer charges consumed in, on or from the Leased Premises. Lessee shall pay for all other utilities, including, but not limited to, heat, gas, telephone, and electricity, consumed by the Lessee in, on, or from the Leased Premises.

       Lessee shall pay for 100% of the real estate taxes levied and assessed on the Building. To the extent that any real estate tax bill for the Building covers any period of time prior to or after expiration of the term of this Lease, Lessee shall only pay the portion of such taxes equitably allocable to the term of this lease.

       9. Right to Place, Etc., Utility Lines, Etc. The Lessor reserves the right to place, maintain, repair, and replace such utility facilities or lines, pipes, wires, and the like, over, upon and through the Leased Premises as may be necessary or advisable for servicing the Leased Premises or the building of which the Leased Premises are a part, provided, however, that the Lessee's use of the Leased Premises shall be interfered with only reasonably and temporarily during such placing, maintaining, repairing, and/or replacing.




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       10. Condition of the Leased Premises. The Premises are demised to the
Lessee in an "as is" condition and the Lessee agrees that the Lessor shall have no obligation to perform any work or repair to render the premises fit for Lessee's purposes or otherwise. The Lessee acknowledges that the Lessee has inspected the Leased Premises and that the Lessor has made no warranties or representations on which the Lessee has relied other than those which are specifically set fort in this Lease.

       11. Exterior Repairs. The Lessor covenants and agrees to keep in good order and repair the roof, exterior walls (but not including plate or other glass unless the same be damaged by fire), foundations, and structure of the Leased Premises, excepting for reasonable wear and tear and damage caused by any act or negligence of the Lessee or any person or persons for which Lessee is legally responsible.

       12. Interior Repairs. The Lessee covenants and agrees to keep in good order, condition, and repair, excepting for reasonable wear and tear and damage by fire, the exterior and interior portions of all doors, windows, and plate glass, all hearing, plumbing, piping, and sewerage facilities within and serving the Leased Premises, as well as all fixtures, interior walls, floors, ceilings, all wiring, wiring equipment, and building appliances and similar equipment. Unless damaged or broken by fire, the Lessee agrees to replace all glass and glass windows which may become injured or broken in the Leased Premises with glass of the same quality. If the Lessee shall not, within three (3) days after written notice by Lessor of repairs to be made by the Lessee, commence to make such repairs and carry same through with dispatch, the Lessor may make such repairs, and the expense thereof shall constitute a debt by the Lessee payable in addition to rental payments, with interest at the legal rate.

       13. Overloading and Damage. The Lessee covenants that it will not strip or overload the Leased Premises or approaches thereto, or damage or deface or injure any part of the Leased Premises, the building of which the Leased Premises is a part, or the fixtures therein.

       14. Indemnification and Insurance. Lessee shall indemnify and hold the Lessor harmless from any and all claims for injury to persons or damage to property by reason of any accident or happening on the Leased Premises unless caused by the fault or negligence of Lessor, its agents, servants, or employees, Lessee shall carry public liability insurance in limits of at least ONE MILLION DOLLARS ($1,000,000.00) for injury or death to one person, or more than one person in the same accident and FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for damage to property. On the commencement of the term of this Lease, and thereafter not less than thirty (30) days prior to the expiration date of the policies of insurance required by this paragraph, Lessee shall deliver to Lessor copies of such notices



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or certificates of the insurer with respect thereto reasonably satisfactory to
Lessor, accompanied by evidence of the payment of the premiums for the policies. Said insurance shall name the Lessor as an insured. All such insurance policies shall provide that no cancellation thereof or material change therein shall be made unless Lessor shall have been given twenty (20) days prior written notice thereof and that no act or omission by Lessee shall invalidate such policies as they apply to Lessor.

       Lessor shall, at its expense, carry all risk property insurance, on a replacement cost basis, covering the roof, exterior walls and structure of the Leased Premises.

       15. Release from Liability for Fire. In no event shall the Lessor be liable to the Lessee for any loss suffered by Lessee from fire, providential loss, or any other casualty however caused. The Lessee's policies of property insurance shall contain the provisions that the insurance provided thereby shall not be invalidated should the insured, prior to a loss, waive in writing any or all right of recovery against any party for loss occurring to the property described in said policies.

       16. Nuisances. The Lessee covenants that it will be answerable for all nuisances upon the Leased Premises, or caused by the Lessee in said building or its approaches, and for all damages, fines, and charges imposed by law for any nuisance made or suffered by the Lessee on the Leased Premises.

       17. Assignment or Sub-letting. The Lessee covenants not, and shall have no right, to assign this Lease, nor lease nor sublet, nor permit any other person, corporation, trust, or other entity to occupy or improve, the Leased Premises without having the consent in writing of the Lessor which consent shall not be unreasonably withheld or delayed; provided, however, the proposed assignee or sub-lessee (i) is an entity owned or controlled (at least to the extent of 51%) by Lessee, or (ii) is financially able (in the judgment of Lessor) to perform Lessee's obligations hereunder, and provided further, in each case, Lessee shall remain liable to Lessor for all obligations of Lessee hereunder.

       18. Improper Use. The Lessee covenant not to allow any unlawful, improper, or offensive use to be made of the Leased Premises, nor to permit any use of the same which makes void or voidable any policy of insurance, or may render any increase or extra premium payable for any such insurance (but nevertheless will on demand reimburse the Lessor the amount of any such extra premium), or which is contrary to any valid law or ordinance, rule or regulation which may be made by any public authority.

       19. Fire Regulations. The Lessee covenants to conform to all rules and regulations from time to time established by the Board of Fire Underwriters, as applicable to the Leased Premises,



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but Lessee shall have no obligation to make any structural repairs to the Leased
Premises.

       20. Inspection and Entry by the Lessor. The Lessee agrees to permit the Lessor, and the agents or representatives of the Lessor, at reasonable times, to enter to view or examine the Leased Premises.

       21. Lessee's Obligations on Termination. At the expiration or other termination of this Lease, the Lessee agrees to remove from the Leased Premises all goods and effects (personal property) not the property of the Lessor, and to yield up to the Lessor the Leased Premises, broom clean, and all keys, locks, and other fixtures connected therewith (including trade fixtures and floor coverings, unless Lessor shall require Lessee to remove the same) and all erections and additions made to or upon the Leased Premises (except those as to which the Lessee has been given written permission by the Lessor to remove) in as good repair and condition in all respects as the same were in at the commencement of this Lease and were put in by the Lessor or Lessee during the term hereof, reasonable wear and use thereof and damage by accidental fire or other unavoidable casualty only excepted.

       22. Alterations and Improvement. The Lessee may make such alterations, changes or improvements in or to the Leased Premises as it may desire, only with the consent of the Lessor, provided that same does not involve structural or substantial changes or alterations, or damage to the premises.

       23. Lessor's Furnishing of Services. The Lessor shall not be under any duty at any time to supply, or constitute to supply, any service to the Leased Premises except as may be expressly agreed herein. Furthermore, Lessor shall not be held liable to anyone for cessation of any service agreed to be supplied by Lessor in the event the cessation of the service is due to accident, repairs, strikes, the inability to obtain services or supplies from the source from which they are usually obtained, or any cause beyond the Lessor's control.

       24. Damage to Property. All furniture and property of any kind which may be on the Leased Premises during the term of this Lease are to be at the sole risk of the Lessee, and if the whole part or any part thereto shall be damaged by fire, water, or otherwise, or by the use or abuse of the city water, or by the leakage or bursting of water pipes, or in any other way, no part of said loss or damage is to be charged to, or be borne by, the Lessor unless caused by the negligence of the lessor, its agents, or employees.

       25. General. The covenants of the Lessee contained herein relating to the use of the Leased Premises, and of said building and of anything therein, shall be construed to include



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use thereof by Lessee's agents, successors, servants, employees, or others claiming rights in the Leased Premises through or under the Lessee, and all the foregoing covenants of the Lessee shall be in force, without demand or notice, during the term of this Lease and for such further time as the Lessee or any person or persons claiming under the Lessee shall hold the Leased Premises.

       26. Taking the Eminent Domain. In the event the Leased Premises, or any part thereof, shall be taken by eminent domain, a proportionate part of the rent shall be abated. Notwithstanding the foregoing, in the event of any taking of a substantial part of the Leased Premises, i.e., 25% or more of the total floor area, these presents may be terminated by either party. All rights to damages to the Leased Premises, and the building of which the Leased Premises is a part, and the leasehold hereby created, accruing by any exercise of the right of eminent domain or by reason of acts of any public authority are expected and reserved, and shall belong solely, to the Lessor.

       27. Fire. In the event the Leased Premises, or any part thereof, during the term of this Lease, shall be destroyed by fire or other unavoidable casualty so that the same shall thereby be rendered unfit for use or occupancy, then, and in such case, the rent hereinbefore reserved, or a just or proportionate part thereof according to the nature and extent of the injury sustained, shall be abated until the Leased Premises shall have been repaired and restored by the Lessor, and in the event the Lessor chooses not to repair the Leased Premises or does not do so within sixty (60) days of said destruction or in the event a substantial part of the Leased Premises or a substantial part of the building of which they are a part shall be destroyed or damaged by fire or other unavoidable casualty, these presents are to be thereby determined and ended at the election of the Lessor or at the election of the Lessee.

       28. Compliance with Superfund and Hazardous Waste Laws. Lessee warrants and represents to the Lessor that there will be no "oil", "Hazardous materials", "Hazardous wastes" or "Hazardous substances" (collectively, the "Materials"), as such terms are defined under the Comprehensive Environmental Response, Compensations, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 9601 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules, and regulations, including, without limitations, Massachusetts General Laws, Chapter 21C and 21E, (collectively the "Superfund and Hazardous Waste Laws") in or on the Leased Premises, except those for which Lessee has been properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations.




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       Lessee covenants and agrees to comply strictly with the requirements of the Superfund and Hazardous Waste Laws and to promptly notify Lessor of the presence of any materials in or on the Leased Premises. Lessee hereby covenants and agrees to protect, indemnify, and hold Lessor harmless from and against all loss, cost, damage, and liability, including attorneys' fees and costs of litigation, suffered or incurred by Lessor as a result of the presence of any such materials in or on the Leased Premises, including without limitations, any such loss, cost, damage, or liability arising from the violation of any of the Superfund or Hazardous Waste Laws.

       Any breach of this warranty or representation by Lessee shall entitle the Lessor to terminate this Lease. In no event, however, shall such termination relieve the Lessee of its agreements to indemnify Lessor from any items set forth above.

       29. Insolvency or Breach of Covenant. These presents are upon condition that if the Lessee shall be adjudged bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, or of a receiver or other officer shall be appointed to take charge of any part of the Lessee's property or to wind up the affairs of the Lessee, or if any proceeding be filed by or against the Lessee under any provision of the Federal Bankruptcy Act, and, in the case of any involuntary proceeding, the same has not been dismissed within ninety (90) days after the filing of the same, or if the estate shall be taken on execution or by other process of law, or if the Lessee within ten (10) days after delivery of notice in writing by Lessor to Lessee shall neglect or fail to perform or observe any of the covenants or conditions herein contained which on the part of the Lessee are to be performed or observed, then, in any of said cases, notwithstanding any waiver of the benefits thereof in a former instance, the Lessor, its heirs, successors, or assignes, may immediately or at any time thereafter, without further notice or demand, enter the Leased Premises, or any part thereof, in the name of the whole, and repossess the same as of its former estate, and expel the Lessee and those claiming under the Lessee, forcibly if necessary, and remove the effects of the Lessee, without being taken or deemed guilty of trespass and without prejudice to any remedies which may otherwise be used for arrears of rent or proceeding breach of covenant, and that upon entry as aforesaid, the said term shall be ended; and the Lessee covenants that in the event of such termination or in the event of termination under the provisions of statute by reason of the default of the Lessee, the Lessee with forthwith pay to the Lessor as damages a sum equal to the amount by which the rent and other payments, called for hereunder for the remainder of the original term and of any extension thereof exceed the fair rental value of said premises for the remainder of the original term and of any extension thereof, and in addition thereto will furthermore indemnify the Lessor during the remainder of the original term and of any extensions thereof against all loss and



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damage suffered by the Lessor by reason of such termination, however caused, first deducting any damages paid as above provided, the loss and damage for each rent payment during the remainder of the original term and of any extension thereof to be paid at the end of each such rent payment period.

       30. The Lessee agrees, at the request of the Lessor, to subordinate and attorn this Lease to any mortgage placed upon the Leased Premises by the Lessor, provided that said mortgagee enters into an agreement with the Lessee by the terms of which the mortgagee under said mortgage will agree (a) not to disturb the possession and other rights of the Lessee under this Lease so long as the Lessee performs its obligations hereunder, and (b) to accept the Lessee as Lessee of the Leased Premises under the terms and conditions of this Lease in the event of acquisition of title by such mortgagee through foreclosure proceedings or otherwise. The aforementioned non-disturbance agreement shall also provide that the Lessee will agree to recognize the holder of such mortgage as the Lessor in the event of acquisition by the mortgagee through foreclosure. In addition, the agreement shall be made expressly binding upon the successors and assigns of the Lessee and the mortgagee and upon anyone purchasing the Leased Premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such other terms, provisions, and conditions as the mortgagee deems usual or customary.

       31. Waivers, etc.. Any consent or permission by the Lessor or Lessee to any breach of any covenant or condition herein, or any waiver by the Lessor or Lessee of any breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit similar acts or omissions.

       32. Covenants and Agreements. It is understood and agreed that the covenants and agreements of the parties hereto shall run with the land and that no covenant or agreement, express or implied, of the Lessor shall be binding upon the Lessor except in respect to any breach or breaches thereof committed during the Lessor's ownership of the Leased Premises.

       33. Notice. Whenever notice or demand shall be required to be, or may be, given to the Lessee pursuant to the terms of this Lease, it shall be mailed by prepaid registered or certified mail to the Lessee at such address as shall last have been designated in writing by the Lessee to the Lessor, the Lessee's present address being designated as:

                           Connectivity Products, Inc.
                           680 Mechanic Street
                           Leominster, MA 01453



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       Whenever notice or demand shall be required to be, or may be, given to the Lessor pursuant to the terms of this Lease, it shall be deemed to have been given if mailed by prepaid registered or certified mail to the Lessor at such address as shall have been last designated in writing by the Lessor to the Lessee, the Lessor's present address being designated as:

                           KEY PLASTICS, INC.
                           233 Florence Street
                           Leominster, MA 01453
                           with a copy to:

                           Michael V. Marino, Esquire
                           67 West Boylston Street, Suite 3
                           West Boylston, MA 01583-1752

The provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs and assigns.

       34. Electrical Improvements to Premises. Lessor and Lessee acknowledge that Lessee, notwithstanding the provisions of Paragraph 12 and 22 of this agreement, must install, at Lessee's sole cost and expense, certain electrical wiring, conduits, and services consistent with the use of the Leased Premises. Lesssor agrees that Lessee may make such improvements. However, it is agreed by the parties that upon termination of the Lease, for whatever cause, all of said electrical improvements and alterations shall become the property of Lessor without any compensation to Lessee.

       35. Lessee's First Right to Purchase. Lessor hereby grants to Lessee the first right to purchase the property of which the Leased Premises are a part (hereinafter referred to as "the Property"). At the time that Lessor, in its sole discretion, elects to sell the Property, Lessor shall first offer the property for sale to Lessee on terms and conditions mutually agreeable to both parties. In the event Lessor and Lessee cannot agree on the terms of the purchase and sale, the parties shall retain the services of three (3) appraisers who shall determine the purchase price for the Property. Lessor and Lessee shall each choose one (1) appraiser, and the two appraisers so chosen shall select a third appraiser. The costs of retaining the three (3) appraisers shall be borne equally by Lessor and Lessee.




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       EXECUTED as a sealed instrument this 6th day of March , 1997.

LESSOR - KEY PLASTICS, CORP.

By  /s/ Enio Clementi                      /s/ Phyllis Clementi
    ----------------------------           ----------------------------
    Enio Clementi                          Witness
    Its President                          Print Name:  Phyllis Clementi



LESSEE - CONNECTIVITY PRODUCTS, INC.


By  /s/ James Harrington                   /s/ Steven M. LeBlanc
    ----------------------------           ----------------------------
    James Harrington                       Witness
    Its President                          Print Name: Steven M. LeBlanc
                                                       Senior Vice President



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